Exhibit 99.1

Introduction
Identified downturn early
Implemented recession tactics
Secured liquidity through trough of recession
Executing plans to opportunistically enhance liquidity
Balance  Sheet
Durable amended line of credit
No maturing debt until 2011
Limited capital requirements
World-Class Hotels Underpinning Value

3 World-Class Hotels Underpinning Value Europe 16% Mexico 11% United States 73% Urban Hotels 62% Ocean Front Resorts 38% Mix of Business 2008 EBITDA Portfolio Overview 19 hotels, 8,358 rooms

4 Planning for the Worst Job losses through recessions

-30.0%
-25.0%
-20.0%
-15.0%
-10.0%
-5.0%
0.0%
5.0%
10.0%
0
10
20
30
40
50
60
70
80
90
Luxury BEE VIX Index
2008 was a Transition Year
4 Week Moving Average; Running 28 Day RevPAR Growth
Stability?
RevPAR
Growth
VIX
Index
2.0% BEE RevPAR Growth -13.1% BEE RevPAR Growth
Recession Begins
Lehman Brothers
Bankruptcy
-27.9% BEE
RevPAR
Growth

Recession Tactics
Innovative revenue strategies
Operating systems tightened to reduce property costs
Corporate G&A reductions
Conserve liquidity
Extract equity through sale of hotels
Plan Set in Motion in Late 2007

7 -35.0% -30.0% -25.0% -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% SHR STR US Luxury Innovative Revenue Strategies 3.9% Average BEE Outperformance RevPAR Growth BEE Outperforms Luxury Competition

Aggressive Asset Management and Proven Systems
Peers include:  HST, LHO, SHO, & DRH.
BEE margins exceeded peers in
2008
BEE Peers
Average Daily Rate
$260 $191
Revenue % %
Rooms 52% 62%
Food & Beverage 36% 30%
Other 12% 8%
Total 100% 100%
Departmental Profit
Margin
Rooms 75% 76%
Food & Beverage 33% 28%
Gross Operating Profit 37% 38%

Aggressive Asset Management and Proven Systems
BEE margins exceeded peers in
2008
Peers include:  HST, LHO, SHO, & DRH.
BEE Peers
Peers @ BEE
Revenue Mix
Average Daily Rate
$260 $191
Revenue
Rooms 52% 62% 52%
Food & Beverage 36% 30% 36%
Other 12% 8% 12%
Total 100% 100% 100%
Departmental Profit
Margin
Rooms 75% 76% 76%
Food & Beverage 33% 28% 28%
Gross Operating Profit 37% 38% 34%
3% better than peers

Conserve Liquidity
Amended line of credit with durable terms
$15 million owner funded capital plan for 2009
Target spending less than 75% of FF&E reserve allocation
$100 million retention through dividend cuts
Aggressive cash management

11 No Maturities Until 2011 Consolidated debt maturities $111 $1,007 $596 $0 $300 $600 $900 $1,200 2009 2010 2011 2012 2013 ($ in millions) 3.9% weighted average interest rate 80% fixed rate debt

12 High-End Hotels Supported by World-Class Real Estate Four Seasons Washington, D.C. Four Seasons Punta Mita Four Seasons Mexico City Hotel del Coronado Ritz-Carlton Half Moon Bay Westin St. Francis